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Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of Coastal Carolina Bancshares, Inc. (the "Company"), each certify that, to his knowledge on the date of this certification:

          1.     The annual report of the Company for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 24, 2010	By:	/s/ MICHAEL D. OWENS Michael D. Owens President and Chief Executive Officer
Date: March 24, 2010	By:	/s/ HOLLY L. SCHREIBER Holly L. Schreiber Chief Financial Officer

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  Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002